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                                                                      Exhibit 21


                           SUBSIDIARIES OF REGISTRANT

                                AMSEC Corporation

                                    AMSEC LLC
                        (subsidiary of AMSEC Corporation)

                        A W Software und Technologie GmbH

                        Bellcore International Pty. Ltd.
                  (subsidiary of Telcordia Technologies, Inc.)

                                   Bull, Inc.

                         Campus Point Realty Corporation

                       Campus Point Realty Corporation II

                          Data Systems & Solutions, LLC

                        Database Service Management, Inc.
                  (subsidiary of Telcordia Technologies, Inc.)

                          General Sciences Corporation

                          Global Integrity Corporation

                            Hicks & Associates, Inc.

                    Informatica, Negocios y Tecnologia, S.A.
                                  (aka INTESA)

                       JMD Development Corporation dba JDA

                              Mesa Solutions, Inc.
                  (subsidiary of Telcordia Technologies, Inc.)

                         Oacis Healthcare Holdings Corp.


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                         Oacis Healthcare Systems, Inc.
                 (subsidiary of Oacis Healthcare Holdings Corp.)

                 Pathology Associates International Corporation

                               SAIC (Bermuda) Ltd.

                             SAIC Colombia, Limitada

                          SAIC de Mexico, S.A. de C.V.

                             SAIC Engineering, Inc.

                    SAIC Engineering of North Carolina, Inc.

                         SAIC Engineering of Ohio, Inc.

                               SAIC Europe Limited

                       SAIC Global Technology Corporation

                  SAIC Information Services Sector Corporation

                                 SAIC Japan Ltd.

                                  SAIC Limited
                        (subsidiary of SAIC Europe Ltd.)

                                    SAIC-MIR

                               SAIC Services, Inc.

                        SAIC Venture Capital Corporation

            Science Applications International (Barbados) Corporation

          Science Applications International Corporation (SAIC Canada)

        Science Applications International Corporation de Venezuela, S.A.

      Science Applications International Corporation (Singapore) Pte. Ltd.

               Science Applications International Deutschland GmbH (subsidiary of Science Applications International Germany GmbH)


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               Science Applications International, Europe S.A.R.L.
                        (subsidiary of SAIC Europe Ltd.)

                 Science Applications International Germany GmbH

                  Science Applications International Pty. Ltd.

                  Science Applications International Technology

                        Systems Control Technology, Inc.

                          Telcordia Technologies, Inc.

                   Telcordia Technologies International, Inc.
                  (subsidiary of Telcordia Technologies, Inc.)

                      Telcordia Technologies Ventures, Inc.
                  (subsidiary of Telcordia Technologies, Inc.)

                          Tenth Mountain Systems, Inc.


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